MOODY'S CORPORATION REPORTS RESULTS
FOR SECOND QUARTER 2024

NEW YORK, NY - July 23, 2024 - Moody's Corporation (NYSE: MCO) today announced results for the second quarter of 2024, and updated select metrics within its outlook for full year 2024.

SECOND QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
2Q 2024	2Q 2024	2Q 2024
$1.8 billion ⇑ 22%	$802 million ⇑ 7%	$1.0 billion ⇑ 36%
YTD 2024	YTD 2024	YTD 2024
$3.6 billion ⇑ 22%	$1.6 billion ⇑ 8%	$2.0 billion ⇑ 35%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2024 Projected[2]
2Q 2024	2Q 2024	Diluted EPS
$3.02 ⇑ 47%	$3.28 ⇑ 43%	$9.95 to $10.35
YTD 2024	YTD 2024	Adjusted Diluted EPS[1]
$6.16 ⇑ 29%	$6.65 ⇑ 26%	$11.00 to $11.40

“This was another impressive quarter for Moody’s, led by the performance of our best-in-class ratings franchise. We delivered double-digit revenue growth, fueling product development and innovation. We also entered several exciting strategic partnerships with industry-leading companies to broaden the availability and reach of our data and insights.”

Rob Fauber President and Chief Executive Officer

"Moody’s outstanding performance in the second quarter demonstrates the incredible operating leverage inherent in the business. The 22% growth in revenue is driving a 21% increase in operating cash flow, enabling us to raise share repurchase guidance to $1.3 billion. For the full year, we are raising our adjusted diluted EPS[1] guidance and narrowing the range to $11.00 to $11.40[2].”

Noémie Heuland Chief Financial Officer

[1] Refer to the tables at the end of this press release for reconciliations of adjusted measures to U.S. GAAP.
[2] Guidance as of July 23, 2024. Refer to Table 12 - “2024 Outlook” for a complete list of guidance, as well as assumptions used by the Company with respect to its guidance.

REVENUE

Moody’s Corporation (MCO)

Second Quarter 2024	Year-to-Date 2024
•Revenue increased 22% from the prior-year period. Foreign currency translation had an immaterial impact on MCO’s revenue.
•MA’s revenue grew 7% from the prior-year period reflecting strong demand for Moody’s proprietary data and unique analytical insights.
•MIS achieved 36% revenue growth from the prior-year period. Heightened issuance activity drove one of the strongest quarters on record, second only to 1Q 2021.

•Revenue increased 22% from the prior-year period. Foreign currency translation had an immaterial impact on MCO’s revenue.
•Customer demand for MA’s innovative products and solutions continued to drive revenue growth, which was up 8% from the prior-year period.
•MIS’s revenue grew 35% from the prior-year period fueled by favorable market conditions given high investor demand and tight spreads.

Moody’s Analytics (MA)

Second Quarter 2024	Year-to-Date 2024
•Revenue grew 7% versus the prior-year period, led by 10% growth in Decision Solutions.
•Within Decision Solutions, Banking, Insurance and Know Your Customer (KYC) revenue increased 7%, 11% and 13%, respectively.
•Recurring revenue grew 9% and represented 95% of total MA revenue.
•Foreign currency translation unfavorably impacted MA’s revenue by 1%.

•Revenue grew 8% versus the prior-year period.
•ARR[3] is now $3.1 billion, up from $2.8 billion as of June 30, 2023, driven by strong demand for data and SaaS-based solutions across financial, corporate and government sectors.
•ARR[3] grew 10%, with Decision Solutions, Research & Insights and Data & Information growing 13%, 6% and 10%, respectively.
•Foreign currency translation had an immaterial impact on MA’s revenue.

[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)
$747
$127
$145
$102
$365
$1,015
$154
$195
$131
$525
2Q 2023
2Q 2024
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Year-to-Date Revenue ($ millions)
$1,480
$256
$287
$201
$721
$2,002
$295
$390
$245
$1,054
2023
2024
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Quarterly Changes in
Rated Issuance Volumes & Revenue
Total MIS
47%
36%
Investment Grade
10%
28%
Leveraged Loans
213%
116%
High Yield Bonds
74%
85%
Structured Finance
47%
28%
Financial Institutions
17%
34%
Public, Project and Infrastructure Finance
25%
21%
Issuance
Revenue

Second Quarter 2024	Year-to-Date 2024
•Revenue grew 36% compared to the prior-year period.
•Revenue growth was primarily driven by a 56% increase in transactional revenue, led by Corporate Finance.
•Leveraged Loans posted record quarterly issuance growth of 213%, due to elevated refinancing and repricing activity.
•CLO activity from both refinancing and new deals was the primary driver of Structured Finance revenue growth.
•Insurance infrequent issuer activity contributed to the favorable revenue mix within Financial Institutions.
•Foreign currency translation unfavorably impacted MIS’s revenue by 1%.

•Revenue grew 35% compared to the prior-year period.
•Improved macroeconomic sentiment and narrow spreads drove investor demand, mainly in Leveraged Loans.
•Market participants took advantage of the conducive issuance environment ahead of potential volatility later in the year.
•Within Financial Institutions, opportunistic activity from infrequent issuers drove transactional revenue growth of 66%.
•Foreign currency translation unfavorably impacted MIS’s revenue by 1%.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

Second Quarter 2024	Year-to-Date 2024
•Operating expenses increased 10% compared to the prior-year period, primarily attributed to higher operating growth (which included an increase in a legal reserve related to a previously disclosed regulatory matter) and incentive compensation accruals, partially offset by benefits from cost management initiatives.
•Foreign currency translation had an immaterial impact on operating expenses.

•Operating expenses grew 9% compared to the prior-year period, primarily driven by 4% from operating growth and ongoing investments to support future growth as well as 3% in incentive compensation accruals and stock-based compensation.
•Foreign currency translation had an immaterial impact on operating expenses.

[4] Refer to Table 5 - “Financial Information by Segment (Unaudited)” for more information regarding the “Charges Related to Asset Abandonment” category.

Operating Margin and Adjusted Operating Margin[1]

Quarterly MCO Operating Margin & Adjusted Operating Margin[1]

36.8%
42.7%
43.7%
49.6%
Operating Margin
Adjusted Operating Margin[1]
2Q 2023
2Q 2024

Year-to-Date MCO Operating Margin & Adjusted Operating Margin[1]

37.2%
43.7%
44.2%
50.2%
Operating Margin
Adjusted Operating Margin¹
2023
2024

Quarterly MA & MIS
Adjusted Operating Margin
28.0%
28.5%
55.9%
63.2%
MA
MIS
2Q 2023
2Q 2024

Year-to-Date MA & MIS Adjusted Operating Margin

28.4%
29.1%
56.3%
63.9%
MA
MIS
2023
2024

Second Quarter 2024	Year-to-Date 2024
•MCO’s operating margin was 42.7%. MCO’s adjusted operating margin[1] was 49.6%, up 590 basis points from the prior-year period.
•MA’s adjusted operating margin of 28.5% incorporated the combination of cost management initiatives and ongoing strategic investments in product innovation and platforming.
•MIS’s adjusted operating margin grew 730 basis points to 63.2%, demonstrating its significant operating leverage in periods of elevated issuance.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].

•MCO’s operating margin was 43.7%. MCO’s adjusted operating margin[1] was 50.2%, up 600 basis points from the prior-year period.
•Both MA and MIS’s adjusted operating margins increased from the prior-year period, reflecting strong revenue growth, operational leverage and a disciplined approach to expense management.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[1]

Second Quarter 2024	Year-to-Date 2024
•Both Diluted and Adjusted Diluted EPS[1] increased from the prior-year period on higher operating income, primarily reflecting MIS’s second highest revenue on record.
•The Effective Tax Rate (ETR) of 23.1% was in line with the 23.4% reported in the prior-year period.

•The increase in both Diluted EPS and Adjusted Diluted EPS[1] was primarily attributable to revenue growth in both segments given higher issuance volumes and growing demand for MA’s innovative solutions and analytical insights.
•The ETR was 23.2%, higher than the 12.0% reported in the prior-year period, primarily due to the favorable resolutions of uncertain tax positions within U.S. domestic and foreign tax jurisdictions in 2023.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]

•Cash flow from operations for the first six months was $1,461 million and free cash flow[1] was $1,290 million.
•The increase in free cash flow[1] was primarily driven by net income growth partially offset by changes in working capital.
•On July 22, 2024, the Board of Directors declared a regular quarterly dividend of $0.85 per share of MCO Common Stock. The dividend will be payable on September 6, 2024, to stockholders of record at the close of business on August 16, 2024.
•During the second quarter of 2024, Moody’s repurchased 0.7 million shares at an average cost of $396.08 per share and issued net 0.1 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of June 30, 2024, Moody’s had 182.1 million shares outstanding, with approximately $975 million of share repurchase authority remaining.
•As of June 30, 2024, Moody's had $6.9 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2024, as of July 23, 2024, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. This outlook also reflects assumptions about global GDP growth, and the impacts resulting from changes in international conditions, including as a result of the Russia-Ukraine military conflict, and the military conflict in Israel and surrounding areas. Actual full year 2024 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	1.5% - 2.5%	NC
Euro area GDP (1) growth	0.5% - 1.5%	NC
Global GDP (1) growth	2.0% - 3.0%	NC
Global policy rates	To remain elevated, with some gradual rate reductions in the second half of 2024	NC
U.S. high yield spreads	To fluctuate around 350 - 450 bps, with periodic volatility	NC
U.S. inflation rate	To decline towards 2.0% by year-end	To decline towards 2.0% by mid-2025
Euro area inflation rate	Large economies to decline towards 2.0% by year-end	Large economies to decline towards 2.0% by mid-2025
U.S. unemployment rate	To fluctuate around 4.0% during the year	NC
Global high yield default rate	To be in the range of 3.0% - 3.5% by year-end	To be in the range of 3.5% - 4.0% by year-end
Global MIS 2024 rated issuance	Increase in the mid-to-high-single-digit percent range	Increase in the range of 20% to 25%
GBP/USD exchange rate	$1.26 for the remainder of the year	NC
EUR/USD exchange rate	$1.08 for the remainder of the year	$1.07 for the remainder of the year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of July 23, 2024. All last publicly disclosed assumptions are as of May 2, 2024.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2024 guidance as of July 23, 2024, is included in Table 12 – “2024 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	July 23, 2024, at 1:00 p.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-596-4144
	Other callers	‘+1-646-968-2525
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on July 23, 2024 and until August 22, 2024.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-647-362-9199
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 15,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. These factors, risks and uncertainties include, but are not limited to: the impact of general economic conditions (including significant government debt and deficit levels, and inflation and related monetary policy actions by governments in response to inflation) on worldwide credit markets and on economic activity, including on the volume of mergers and acquisitions, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the global impacts of the Russia - Ukraine military conflict and the military conflict in Israel and the surrounding areas on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on the Company's own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of any restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2023, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions, except per share amounts	2024	2023	2024	2023

Revenue	$1,817	$1,494	$3,603	$2,964

Expenses:
Operating	469	426	936	854
Selling, general and administrative	446	415	859	801
Depreciation and amortization	110	93	210	181
Restructuring	2	10	7	24
Charges related to asset abandonment	15	—	15	—
Total expenses	1,042	944	2,027	1,860

Operating income	775	550	1,576	1,104
Non-operating (expense) income, net
Interest expense, net	(63)	(71)	(125)	(119)
Other non-operating income, net	7	13	20	13
Total non-operating (expense) income, net	(56)	(58)	(105)	(106)
Income before provision for income taxes	719	492	1,471	998
Provision for income taxes	166	115	341	120
Net income	553	377	1,130	878
Less: net income attributable to noncontrolling interests	1	—	1	—
Net income attributable to Moody's Corporation	$552	$377	$1,129	$878

Earnings per share attributable to Moody's common shareholders
Basic	$3.03	$2.05	$6.19	$4.79
Diluted	$3.02	$2.05	$6.16	$4.77

Weighted average number of shares outstanding
Basic	182.3	183.5	182.5	183.4
Diluted	183.0	184.1	183.2	184.1

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,635	$2,130
Short-term investments	63	63
Accounts receivable, net of allowance for credit losses of $35 in 2024 and $35 in 2023	1,694	1,659
Other current assets	489	489
Total current assets	4,881	4,341
Property and equipment, net of accumulated depreciation of $1,378 in 2024 and $1,272 in 2023	652	603
Operating lease right-of-use assets	242	277
Goodwill	5,891	5,956
Intangible assets, net	1,930	2,049
Deferred tax assets, net	267	258
Other assets	1,150	1,138
Total assets	$15,013	$14,622
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,000	$1,076
Current portion of operating lease liabilities	108	108
Current portion of long-term debt	688	—
Deferred revenue	1,423	1,316
Total current liabilities	3,219	2,500
Non-current portion of deferred revenue	59	65
Long-term debt	6,253	7,001
Deferred tax liabilities, net	465	402
Uncertain tax positions	207	196
Operating lease liabilities	254	306
Other liabilities	618	676
Total liabilities	11,075	11,146

Total Moody's shareholders' equity	3,778	3,318
Noncontrolling interests	160	158
Total shareholders' equity	3,938	3,476
Total liabilities and shareholders' equity	$15,013	$14,622

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
Amounts in millions	2024	2023
Cash flows from operating activities
Net income	$1,130	$878
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	210	181
Stock-based compensation	109	97
Deferred income taxes	25	21
Provision for credit losses on accounts receivable	10	9
Net changes in other operating assets and liabilities	(23)	26
Net cash provided by operating activities	1,461	1,212

Cash flows from investing activities
Capital additions	(171)	(127)
Purchases of investments	(87)	(53)
Sales and maturities of investments	81	81
Purchases of investments in non-consolidated affiliates	(2)	(2)
Sales of investments in non-consolidated affiliates	—	1
Cash paid for acquisitions, net of cash acquired	(12)	(3)
Net cash used in investing activities	(191)	(103)

Cash flows from financing activities
Repayment of notes	—	(200)
Proceeds from stock-based compensation plans	45	31
Treasury shares	(384)	(108)
Repurchase of shares related to stock-based compensation	(82)	(64)
Dividends	(309)	(283)
Dividends to noncontrolling interests	(1)	—
Net cash used in financing activities	(731)	(624)
Effect of exchange rate changes on cash and cash equivalents	(34)	24
Increase in cash and cash equivalents	505	509
Cash and cash equivalents, beginning of period	2,130	1,769
Cash and cash equivalents, end of period	$2,635	$2,278

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2024	2023	2024	2023
Interest:
Income	$23	$15	$45	$25
Expense on borrowings	(74)	(75)	(148)	(145)
(Expense) income on UTPs and other tax related liabilities(1)	(5)	(4)	(9)	14
Net periodic pension costs - interest component	(7)	(7)	(13)	(13)
Total interest expense, net	$(63)	$(71)	$(125)	$(119)
Other non-operating income, net:
FX loss	$(4)	$(5)	$(7)	$(31)
Net periodic pension income - non-service and non-interest cost components	8	9	16	18
Income from investments in non-consolidated affiliates	2	1	2	3
Gain on investments	5	5	8	11
Other(2)	(4)	3	1	12
Other non-operating income, net	$7	$13	$20	$13
Total non-operating (expense) income, net	$(56)	$(58)	$(105)	$(106)

(1) The amount for the six months ended June 30, 2023 reflects a $22 million reduction of tax-related interest expense primarily related to the resolutions of tax matters.
(2) The amount for the six months ended June 30, 2023 reflects a benefit of $9 million related to the favorable resolutions of various tax matters.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended June 30,
	2024				2023
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$802	$1,015	$—	$1,817	$747	$747	$—	$1,494
Intersegment revenue	4	49	(53)	—	4	46	(50)	—
Total revenue	806	1,064	(53)	1,817	751	793	(50)	1,494
Operating, SG&A	576	392	(53)	915	541	350	(50)	841
Adjusted Operating Income	$230	$672	$—	$902	$210	$443	$—	$653
Adjusted Operating Margin	28.5%	63.2%		49.6%	28.0%	55.9%		43.7%
Depreciation and amortization	90	20	—	110	74	19	—	93
Restructuring	1	1	—	2	8	2	—	10
Charges related to asset abandonment (1)	15	—	—	15	—	—	—	—
Operating income				$775				$550
Operating margin				42.7%				36.8%

	Six Months Ended June 30,
	2024				2023
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$1,601	$2,002	$—	$3,603	$1,484	$1,480	$—	$2,964
Intersegment revenue	7	96	(103)	—	7	91	(98)	—
Total revenue	1,608	2,098	(103)	3,603	1,491	1,571	(98)	2,964
Operating, SG&A	1,140	758	(103)	1,795	1,067	686	(98)	1,655
Adjusted Operating Income	$468	$1,340	$—	$1,808	$424	$885	$—	$1,309
Adjusted Operating Margin	29.1%	63.9%		50.2%	28.4%	56.3%		44.2%
Depreciation and amortization	172	38	—	210	144	37	—	181
Restructuring	3	4	—	7	16	8	—	24
Charges related to asset abandonment (1)	15	—	—	15	—	—	—	—
Operating income				$1,576				$1,104
Operating margin				43.7%				37.2%

(1) Charges related to severance costs incurred pursuant to a reduction in staff due to the Company’s decision to outsource the production of certain sustainability content utilized in our product offerings. Additionally, the Company has reduced the estimated useful lives of certain internally developed software and amortizable intangible assets that are associated with the sustainability content offerings for which production is being outsourced. The Company expects to incur approximately $30 million in incremental amortization expense related to the change in estimated useful lives of these assets in the second half of 2024.

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents subscription-based revenue.

	Three Months Ended June 30,
	2024			2023
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions	$35	$331	$366	$43	$291	$334
	10%	90%	100%	13%	87%	100%
Research & Insights	$3	$223	$226	$3	$214	$217
	1%	99%	100%	1%	99%	100%
Data & Information	$1	$209	$210	$1	$195	$196
	—%	100%	100%	1%	99%	100%
Total MA	$39	$763	$802	$47	$700	$747
	5%	95%	100%	6%	94%	100%

Corporate Finance	$388	$137	$525	$236	$129	$365
	74%	26%	100%	65%	35%	100%
Structured Finance	$76	$55	$131	$48	$54	$102
	58%	42%	100%	47%	53%	100%
Financial Institutions	$115	$80	$195	$73	$72	$145
	59%	41%	100%	50%	50%	100%
Public, Project and Infrastructure Finance	$110	$44	$154	$84	$43	$127
	71%	29%	100%	66%	34%	100%
MIS Other	$3	$7	$10	$2	$6	$8
	30%	70%	100%	25%	75%	100%
Total MIS	$692	$323	$1,015	$443	$304	$747
	68%	32%	100%	59%	41%	100%

Total Moody's Corporation	$731	$1,086	$1,817	$490	$1,004	$1,494
	40%	60%	100%	33%	67%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Six Months Ended June 30,
	2024			2023
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total
Decision Solutions	$72	$659	$731	$83	$585	$668
	10%	90%	100%	12%	88%	100%
Research & Insights	$7	$441	$448	$8	$424	$432
	2%	98%	100%	2%	98%	100%
Data & Information	$2	$420	$422	$1	$383	$384
	—%	100%	100%	—%	100%	100%
Total MA	$81	$1,520	$1,601	$92	$1,392	$1,484
	5%	95%	100%	6%	94%	100%

Corporate Finance	$787	$267	$1,054	$466	$255	$721
	75%	25%	100%	65%	35%	100%
Structured Finance	$135	$110	$245	$94	$107	$201
	55%	45%	100%	47%	53%	100%
Financial Institutions	$237	$153	$390	$143	$144	$287
	61%	39%	100%	50%	50%	100%
Public, Project and Infrastructure Finance	$206	$89	$295	$169	$87	$256
	70%	30%	100%	66%	34%	100%
MIS Other	$4	$14	$18	$3	$12	$15
	22%	78%	100%	20%	80%	100%
Total MIS	$1,369	$633	$2,002	$875	$605	$1,480
	68%	32%	100%	59%	41%	100%

Total Moody's Corporation	$1,450	$2,153	$3,603	$967	$1,997	$2,964
	40%	60%	100%	33%	67%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2024	2023	2024	2023
Operating income	$775	$550	$1,576	$1,104
Depreciation and amortization	110	93	210	181
Restructuring	2	10	7	24
Charges related to asset abandonment	15	—	15	—
Adjusted Operating Income	$902	$653	$1,808	$1,309
Operating margin	42.7%	36.8%	43.7%	37.2%
Adjusted Operating Margin	49.6%	43.7%	50.2%	44.2%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Six Months Ended June 30,
Amounts in millions	2024	2023
Net cash provided by operating activities	$1,461	$1,212
Capital additions	(171)	(127)
Free Cash Flow	$1,290	$1,085
Net cash used in investing activities	$(191)	$(103)
Net cash used in financing activities	$(731)	$(624)

Table 9 - Constant Currency Revenue Growth (Unaudited)
The Company presents constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its constant currency revenue growth (decline) measures:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2024	2023	Change	Growth	2024	2023	Change	Growth
MCO revenue	$1,817	$1,494	$323	22%	$3,603	$2,964	$639	22%
FX impact	7	—	7		3	—	3
Constant currency MCO revenue	$1,824	$1,494	$330	22%	$3,606	$2,964	$642	22%

MA revenue	$802	$747	$55	7%	$1,601	$1,484	$117	8%
FX impact	2	—	2		(1)	—	(1)
Constant currency MA revenue	$804	$747	$57	8%	$1,600	$1,484	$116	8%

Decision Solutions revenue	$366	$334	$32	10%	$731	$668	$63	9%
FX impact	1	—	1		(1)	—	(1)
Constant currency Decision Solutions revenue	$367	$334	$33	10%	$730	$668	$62	9%

Research and Insights revenue	$226	$217	$9	4%	$448	$432	$16	4%
FX impact	—	—	—		—	—	—
Constant currency Research and Insights revenue	$226	$217	$9	4%	$448	$432	$16	4%

Data and Information revenue	$210	$196	$14	7%	$422	$384	$38	10%
FX impact	1	—	1		—	—	—
Constant currency Data and Information revenue	$211	$196	$15	8%	$422	$384	$38	10%

MIS revenue	$1,015	$747	$268	36%	$2,002	$1,480	$522	35%
FX impact	5	—	5		4	—	4
Constant currency MIS revenue	$1,020	$747	$273	37%	$2,006	$1,480	$526	36%

CFG revenue	$525	$365	$160	44%	$1,054	$721	$333	46%
FX impact	3	—	3		2	—	2
Constant currency CFG revenue	$528	$365	$163	45%	$1,056	$721	$335	46%

SFG revenue	$131	$102	$29	28%	$245	$201	$44	22%
FX impact	1	—	1		1	—	1
Constant currency SFG revenue	$132	$102	$30	29%	$246	$201	$45	22%

FIG revenue	$195	$145	$50	34%	$390	$287	$103	36%
FX impact	1	—	1		1	—	1
Constant currency FIG revenue	$196	$145	$51	35%	$391	$287	$104	36%

PPIF revenue	$154	$127	$27	21%	$295	$256	$39	15%
FX impact	—	—	—		—	—	—
Constant currency PPIF revenue	$154	$127	$27	21%	$295	$256	$39	15%

MA recurring revenue	$763	$700	$63	9%	$1,520	$1,392	$128	9%
FX impact	2	—	2		(1)	—	(1)
Constant currency MA recurring revenue	$765	$700	$65	9%	$1,519	$1,392	$127	9%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on a constant currency organic basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including training, one-time services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	June 30, 2024	June 30, 2023	Change	Growth
MA ARR
Decision Solutions
Banking	$428	$392	$36	9%
Insurance	569	500	69	14%
KYC	352	298	54	18%
Total Decision Solutions	$1,349	$1,190	$159	13%
Research and Insights	902	850	52	6%
Data and Information	854	773	81	10%
Total MA ARR	$3,105	$2,813	$292	10%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and charges related to asset abandonment are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2024		2023		2024		2023
Net Income attributable to Moody's common shareholders		$552		$377		$1,129		$878
Pre-tax Acquisition-Related Intangible Amortization Expenses	$48		$50		$97		$101
Tax on Acquisition-Related Intangible Amortization Expenses	(12)		(12)		(24)		(24)
Net Acquisition-Related Intangible Amortization Expenses		36		38		73		77
Pre-tax restructuring	$2		$10		$7		$24
Tax on restructuring	(1)		(2)		(2)		(6)
Net restructuring		1		8		5		18
Pre-tax charges related to asset abandonment	$15		$—		$15		$—
Tax on charges related to asset abandonment	(4)		—		(4)		—
Net charges related to asset abandonment		11		—		11		—
Adjusted Net Income		$600		$423		$1,218		$973

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Diluted earnings per share attributable to Moody's common shareholders		$3.02		$2.05		$6.16		$4.77
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.26		$0.27		$0.53		$0.55
Tax on Acquisition-Related Intangible Amortization Expenses	(0.07)		(0.06)		(0.13)		(0.13)
Net Acquisition-Related Intangible Amortization Expenses		0.19		0.21		0.40		0.42
Pre-tax restructuring	$0.01		$0.05		$0.04		$0.13
Tax on restructuring	—		(0.01)		(0.01)		(0.03)
Net restructuring		0.01		0.04		0.03		0.10
Pre-tax charges related to asset abandonment	$0.08		$—		$0.08		$—
Tax on charges related to asset abandonment	(0.02)		—		(0.02)		—
Net charges related to asset abandonment		0.06		—		0.06		—
Adjusted Diluted EPS		$3.28		$2.30		$6.65		$5.29

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2024 Outlook
Moody’s updated outlook for full year 2024, as of July 23, 2024, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2024 Moody's Corporation Guidance as of July 23, 2024
MOODY'S CORPORATION	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the high-single-digit to low-double-digit percent range	Increase in the low-teens percent range
Operating Expenses	Increase in the mid-to-high-single-digit percent range	Increase in the high-single-digit percent range
Operating Margin	37% to 39%	Approximately 39%
Adjusted Operating Margin (1)	44% to 46%	46% to 47%
Interest Expense, Net	$240 - $260 million	NC
Effective Tax Rate	22% to 24%	NC
Diluted EPS (2)	$9.55 to $10.15	$9.95 to $10.35
Adjusted Diluted EPS (1)	$10.40 to $11.00	$11.00 to $11.40
Operating Cash Flow	$2.3 to $2.5 billion	$2.4 to $2.6 billion
Free Cash Flow (1)	$1.9 to $2.1 billion	$2.0 to $2.2 billion
Share Repurchases	Approximately $1.0 billion (subject to available cash, market conditions, M&A opportunities, and other ongoing capital allocation decisions)	Approximately $1.3 billion (subject to available cash, market conditions, M&A opportunities, and other ongoing capital allocation decisions)
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the high-single-digit percent range	NC
ARR (3)	Increase in the low-double-digit percent range	Increase in the high-single-digit to low-double-digit percent range
MA Adjusted Operating Margin	30% to 31%	NC
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Increase in the high-single-digit to low-double-digit percent range	Increase in the high-teens percent range
MIS Adjusted Operating Margin	56% to 58%	58% to 59%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of July 23, 2024. All last publicly disclosed guidance is as of May 2, 2024.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure. (2) The Company’s Diluted EPS guidance does not reflect the non-cash gain that will be recorded as a result of its acquisition of the remaining minority interests in Global Credit Rating Company Limited (GCR) in July 2024. Due to the close proximity of the date of the closing of the acquisition to the Company’s earnings release date, the valuations underlying the acquisition cannot be completed or effectively forecasted at this time without unreasonable effort. The revenues and expenses of GCR will not have a material impact on the Company’s 2024 financial results, including full year 2024 Diluted EPS.
(3) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2024
Operating margin guidance	Approximately 39%
Depreciation and amortization	Approximately 6.5%
Restructuring	Negligible
Charges Related to Asset Abandonment	Approximately 1%
Adjusted Operating Margin guidance	46% to 47%

Projected for the Year Ended December 31, 2024
Operating cash flow guidance	$2.4 to $2.6 billion
Less: Capital expenditures	Approximately $350 million
Free Cash Flow guidance	$2.0 to $2.2 billion

Projected for the Year Ended December 31, 2024
Diluted EPS guidance	$9.95 to $10.35
Acquisition-Related Intangible Amortization	Approximately $0.80
Restructuring	Approximately $0.05
Charges Related to Asset Abandonment	Approximately $0.20
Adjusted Diluted EPS guidance	$11.00 to $11.40